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                                       1


                            ASSET PURCHASE AGREEMENT

     This ASSET PURCHASE AGREEMENT, dated as of May 25, 1999 (the "Agreement"), among AIMCare, Inc., a Delaware corporation (the "Buyer"), and LifeServ Technologies, Inc., a Florida corporation (the "Seller") a wholly owned subsidiary of Medical Technology Systems, Inc. (the "Stockholder").

     WHEREAS, the Stockholder owns 100% of the outstanding capital stock of the Seller;

     WHEREAS, Performance Pharmacy Systems, Inc., Medication Management Systems, Inc., Cart-Ware, Inc., Systems Professionals, Inc. and Medication Management Technologies, Inc., are each wholly owned subsidiaries of the Seller each with offices in Clearwater, Florida (individually referred to as a "Subsidiary", and collectively, the "Subsidiaries");

     WHEREAS, the Seller and its Subsidiaries provide software and computer system design, development and implementation in the health care industry (the "Purchased Business");

     WHEREAS, this Agreement contemplates a transaction in which (i) the Seller sells certain specified assets of Seller and its Subsidiaries to the Buyer, (ii) the Buyer assumes certain specified liabilities of the Seller, and (iii) thereafter the Buyer (or one or more nominees or subsidiaries of the Buyer) operates the Purchased Business on the terms and conditions set forth below (the "Acquisition");

     WHEREAS, in connection with the negotiation and preparation of this Agreement, the Seller and the Buyer have prepared a set of disclosure schedules, dated the date hereof and delivered separately as one or more volumes (the "Disclosure Schedule", with any reference herein to a Schedule being to the Disclosure Schedule);

     WHEREAS, the Board of Directors and the Shareholder of the Seller has approved and adopted this Agreement and the transactions contemplated hereby;

     WHEREAS, the Board of Directors of Buyer has determined that the Acquisition is in the best interests of Buyer and its stockholders and has approved and adopted this Agreement and the transactions contemplated hereby; and

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and intending to be legally bound hereby, the Buyer, the Seller and the Stockholder hereby agree as follows:


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                                       2


                                    ARTICLE I

                           Closing, Purchase and Sale

     SECTION 1.01. Closing.

          (a) Time and Place. The closing of the transfer and delivery of all documents and instruments necessary to consummate the transactions contemplated by this Agreement (the "Closing") shall be held on May 25, 1999, or on such other date and time as shall be mutually agreed to by the Buyer and the Seller, at the offices of Seller, it being understood and agreed that time is of the essence of this Agreement. The date on which the Closing is actually held hereunder is sometimes referred to herein as the "Closing Date". The Closing will be deemed to be effective for purposes of this Agreement as of the opening of business on the Closing Date.

          (b) Transactions at Closing. At the Closing:

               (i) The Seller shall duly execute and deliver to the Buyer or its nominee or nominees such deeds, bills of sale, certificates of title and other instruments of assignment or transfer with respect to the Acquired Assets, as that term is defined hereinbelow, as the Buyer may reasonably request and as may be necessary to vest in the Buyer or its nominee(s) good record and marketable title to all of the Acquired Assets, in each case subject to no encumbrance; these transfer instruments will include one or more Bills of Sale in the form of Exhibit A hereto.

               (ii) The Buyer shall duly  execute and deliver to the Seller such instruments of assumption with respect to the Assumed Liabilities, as that term is defined hereinbelow, as the Seller may reasonably request, including an Assumption Agreement in the form of Exhibit B and Exhibit C hereto.

     SECTION 1.02. Acquired Assets. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Seller shall sell, assign, transfer and deliver to the Buyer, and the Buyer shall purchase, acquire and take assignment and delivery of, the following assets of the Seller and each of its Subsidiaries (for the purpose of the remainder of this Section 1.02 and Section 1.03, all references to Seller in Section 1.02 and Section 1.03 shall include by such reference its Subsidiaries) used in or relating to the Purchased Business, with the exception of the Excluded Assets (as defined in Section 1.03, with all of such assets included in this Section 1.02 hereinafter referred to collectively as the "Acquired Assets"):

          (a) the machinery, equipment, tools, spare parts, supplies, materials and other personal property owned by the Seller and either (i) reflected on the Closing Balance Sheet (as


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                                       3


          defined in Section 3.05), or (ii) located at the job sites for or used in connection with the performance of the Acquired Contracts (as defined below) all of which are listed and briefly described in Schedule 1.02(a) (collectively, the "Equipment");

          (b) all of the Seller's title to, interest in and rights under any personal property lease relating to the Purchased Business to which the Seller is currently a party, to the extent such lease was entered into in the ordinary course of business (the "Personal Property Leases") all of which are listed and briefly described in Schedule 1.02(b);

          (c) all of the Seller's rights under:

               (i) the contracts, bids, subcontracts and other agreements for the provision of software design and development, system implementation and administration or similar services by Seller (collectively, "Services"), together with all related purchase orders and similar agreements;

               (ii) any other contract for the provision of Services approved by the Buyer in writing; and

               (iii)in connection  with the  contracts,  subcontracts  and other agreements  described  in  any of (i)  or  (ii)  above,  all related purchase orders, completed and uncompleted job orders, subcontracts and similar agreements and any ancillary contracts entered into in connection with such contracts such as services agreements.

          Schedule 1.02(c) lists and briefly describes the contracts, bids, subcontracts, job orders and other agreements referred to in clauses
          (i) - (iii) above and are referred to collectively in this Agreement as the "Acquired Contracts";

          (d) all of the Seller's rights under the miscellaneous contracts or purchase orders, not related to the Acquired Contracts, issued by the Seller in connection with the Purchased Business in the ordinary course of business consistent with past practice, to the extent outstanding, on the Closing Date, all of which are listed and briefly described in Schedule 1.02(d) (the "Miscellaneous Contracts");

          (e) all of the Seller's rights under the licenses and permits used by it in the operation of the Purchased Business, including those listed on
     Schedule 1.02(e), to the extent that such licenses and permits are transferable to the Buyer (the "Permits");

          (f) all of the Seller's rights to registered and unregistered copyrights, designs, licenses, inventions, patents and patent applications, federally registered, state registered and common law trademarks, service marks and applications therefor, the corporate name and all other tradenames and all applications therefor, together with the production records, technical information, software and system design and know-how, processes, trade secrets, customer lists, telephone numbers and other intangible assets of the Seller (the "Intangibles"), all of which are listed and briefly described in Schedule 1.02(f);


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                                       4


          (g) all of the Seller's rights with respect to all prepaid assets relating to the Purchased Business, including without limitation the prepaid assets listed on Schedule 1.02(g) hereto, but only to the extent such prepaid assets appear on the Closing Balance Sheet;

          (h) the Seller's trade accounts receivable (billed and unbilled), retentions and miscellaneous receivables relating to the Acquired Contracts, including without limitation those listed on Schedule 1.02(h) hereto, but only to the extent such receivables and retentions are not collected on or before the Closing Date, and all of the Seller's trade accounts receivable (billed and unbilled), retentions and miscellaneous receivables relating to the Acquired Contracts and generated prior to the Closing Date (the "Accounts Receivable");

          (i) all of the Seller's cash and cash equivalents relating to the Purchased Business, including cash and cash equivalents held as escrowed retentions or in similar accounts and relating to the Acquired Contracts, all of which are listed and briefly described in Schedule 1.02(i);

          (j) all of the Seller's rights under the insurance  policies listed on
     Schedule 1.02(j) hereto (the "Insurance Policies");

          (k) the assets relating to the Purchased Business listed on Schedule 1.02(k);

          (l) any other asset reflected on the Closing Balance Sheet, all of which are listed and briefly described in Schedule 1.02(l); and

          (m) the Seller's accounting books, records and ledgers, and employment and personnel records for all employees and all documents and records relating to the Acquired Assets and the Purchased Business and originals of the Personal Property Leases, the Insurance Policies, the Acquired Contracts and the Miscellaneous Contracts.

     SECTION 1.03. Excluded Assets. Notwithstanding the foregoing the Seller is not selling and the Buyer is not purchasing pursuant to this Agreement, and the term "Acquired Assets" shall not include, any of the following assets (collectively, the "Excluded Assets"):

          (a) the Seller's interest in the real property leased by the Seller described on Schedule 1.03(a);


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          (b) all other assets  relating  specifically  to contracts  which have been expressly retained and unassigned.

          (c) any capital stock or equity interest in the Seller;

          (d) all foreign, federal, state or local Tax (as defined in Section 9.03) refunds, Tax refund claims and Tax credits, deductions or other Tax benefits of the Seller relating to periods prior to the Closing Date;

          (e) all indemnity and contribution rights granted to the Seller or owed by third parties to the Seller with respect to Excluded Liabilities (as defined in Section 1.04) and any and all rights or assets arising from and related to the defense, release, compromise, discharge, administration, management or satisfaction by the Seller of the Excluded Liabilities;

          (f) all of Seller's rights, claims, actions, causes of action, vendor, supplier and similar claims, judgments and demands of whatever nature relating to Excluded Assets;

          (g) all of Seller's deferred charges, advance payments, prepaid items, security and other deposits, claims for refunds, rights of offset, and credits of all kinds, relating specifically to the Excluded Assets or to the Excluded Liabilities;

          (h) the consideration received by the Seller pursuant to this Agreement;

          (i) advances to employees; and

          (j) the rights of the Seller under this Agreement.

     SECTION 1.04. Assumption Of Certain Obligations; Excluded Liabilities

          (a) Except as otherwise provided herein, at the Closing the Buyer shall assume, and agree to pay, perform, fulfill and discharge, the following obligations of the Seller relating to the Purchased Business (collectively, the "Assumed Liabilities"):

               (i) all obligations of the Seller accrued prior to the Closing under the Personal Property Leases, Acquired Contracts, Miscellaneous Contracts and Insurance Policies (collectively, the "Assumed Contracts"), but only to the extent such obligations are reflected or specifically reserved for on the Closing Balance Sheet as an account payable or accrued expense;


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                                       6


               (ii) all obligations  under the Assumed  Contracts to the extent, and only to the extent, such obligations accrue after the Closing and relate to the operation of the Purchased Business after the Closing;

               (iii)all  accrued   expenses  of  the  Seller   relating  to  the
                    Purchased Business ("Assumed Expenses") and all account payables of the Seller relating to the Purchased Business (the "Assumed Payables"), to the extent, and only to the extent, that such Assumed Expenses and Assumed Payables are reflected on the Closing Balance Sheet as an account payable or accrued expense, except as provided in Section 1.04(b) hereof; and

               (v) the obligations, along with the associated rights and privileges, of Seller and Stockholder pursuant to a certain asset acquisition agreement with Peritronics, Inc. dated April 30, 1998.

               (vi) the  accrued  amount for causes of action  filed by Seller's employees or former employees for unpaid wages, commissions, benefits, and other obligations of Seller, to the extent, and only to the extent, such claims are reflected on the Closing Balance Sheet ("Employee Claims") and subject to the terms of the Escrow Agreement referenced in Section 7.03(h). Except as otherwise provided in Section 1.04 (a)(vii), Buyer has no further obligation or liability for any amounts of Employee Payables, as described in Section 1.04(a)(vii) or Employee Claims or any other employee or consultant payables that are not reflected on the Closing Balance Sheet.

               (vii)the accrued and unpaid  wages,  commissions,  benefits,  and other accrued and unpaid obligations of Seller to employees and former employees of Seller, to the extent, and only to the extent, such amounts are reflected on the Closing Balance Sheet, and are not Employee Claims as described in
                    Section 1.04(a)(vi) hereof, together with any accrued and unpaid vacation time of Seller employees existing on the Closing Date (collectively "Employee Payables"), subject to the terms of the Escrow Agreement referenced in Section 7.03(h).

               (viii)  the   obligation   of  Seller  to  Linc   Capital,   Inc.
                    ("LincCapital") for payment under a certain sale and leaseback agreement between Seller and LincCapital dated February 28, 1998 (the "LincCapital Obligation").

               (ix) any other  liability or obligation of the Seller relating to the Purchased Business, but only to the extent of the amount reflected as an account payable or accrued expense on the Closing Balance Sheet for such obligation or liability, except as otherwise provided herein.


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                                       7


          (b) Except as otherwise provided in this Section 1.04(b), the Buyer shall not assume, and shall not be deemed to have assumed, any liability or obligation of any nature, fixed or contingent or known or unknown, of the Seller whatsoever other than as specifically set forth in this Article I (with all such unassumed liabilities and obligations referred to in this Agreement as the "Excluded Liabilities").

          Buyer shall not assume or be deemed to assume, and Stockholder hereby forgives, releases and holds harmless Seller and Buyer from, Seller's obligation of repayment of the outstanding principal and interest reflected on the Closing Balance Sheet as due and owing to Stockholder (the "Intercompany Debt"), provided however, the amount of the Intercompany Debt forgiven by Stockholder shall not exceed the amount of $200,000.00. Any amounts of the Intercompany Debt in excess of $200,000.00, to the extent and only to the extent such amount of the Intercompany Debt in excess of $200,000.00 is reflected on the Closing Balance Sheet, shall be payable by Buyer to Stockholder upon the terms and conditions as are reasonable and typical in a transaction of this nature, unless such excess amount is less than $5,000.00 in which case Buyer shall pay such amount to Seller within 30 days of the Closing Date

          (c) Stockholder and Seller shall indemnify, hold harmless and defend Buyer as to all attachments, losses, liabilities, costs and expenses, including attorney's fees, in excess of the amounts reflected on the Closing Balance Sheet for any such Assumed Liabilities ("Indemnified
     Expenses"), including without limitation, such Indemnified Expenses incurred as part of any claims for employees' and independent contractors' wages, commissions and legal fees.


                                   ARTICLE II

     SECTION 2.01 Consideration. In consideration of the Acquisition contemplated herein, Buyer shall pay Seller $100.00 in cash and shall assume the Assumed Liabilities described in Section 1.04 (hereinafter, the "Consideration").

     SECTION 2.02. Allocation. The Seller and Buyer agree to confer as to the allocation for tax and accounting purposes of the Consideration, and agree that such allocation will be consistent with the principles of Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), and Schedule 2.02 hereto.


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                                       8


                                   ARTICLE III

     Representations and Warranties of the Seller and the Stockholder

     The Seller and Stockholder, jointly and severally represent and warrant to the Buyer that:

     SECTION 3.01. Organization and Qualification; Subsidiaries. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite power and authority to own or lease its interest in the Acquired Assets and to operate its properties and to carry on the Purchased Business as it is now being conducted. The Seller is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction, each such jurisdiction being listed in Schedule 3.01, where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where such failure to be so duly qualified, licensed and in good standing would not have a Material Adverse Effect. The term "Material Adverse Effect" means any change or effect that is or is reasonably likely to be materially adverse to the business, results of operations, or financial condition of the Buyer or Seller, as the case may be, or otherwise affect the ability of the Buyer or Seller, as the case may be, to consummate the Acquisition.

     SECTION 3.02. Authority Relative to This Agreement. The Seller has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Acquisition and the other transactions contemplated hereby. The execution and delivery of this Agreement by the Seller has been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Seller or its Subsidiaries are necessary to authorize this Agreement or to consummate the Acquisition. This Agreement has been duly and validly executed and delivered by the Seller and, assuming the due authorization, execution and delivery by the Buyer, constitutes a legal, valid and binding obligation of the Seller and its Subsidiaries, enforceable against the Seller and its Subsidiaries in accordance with its terms.

     SECTION 3.03. No Conflict; Required Filings and Consents.

          (a) The execution and delivery of this Agreement by the Seller does not, and the performance of this Agreement by the Seller will not, (i) conflict with or violate the Articles of Incorporation or By-laws or equivalent organizational documents of the Seller; (ii) conflict with or violate any domestic (federal, state or local) or foreign law, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to the Seller or by which any property or Acquired Assets of the Seller are bound or affected, except for such conflicts or violations which would not, individually or in the aggregate, have a Material Adverse Effect; or (iii) except as specified in Schedule 3.03(a)(iii) of the Disclosure Schedule, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or Acquired Assets of the Seller pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or


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                                       9


     other instrument or obligation to which the Seller is a party or by which the Seller or any property or Acquired Assets of the Seller are bound or affected, except for any such breaches, defaults or other occurrences which would not, individually or in the aggregate, have a Material Adverse Effect.

          (b) The execution and delivery of this Agreement by the Seller does not, and the performance of this Agreement by the Seller will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic, foreign or supranational, except (i) as specified in Schedule 3.03(b) of the Disclosure Schedule; and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Acquisition, and would not, individually or in the aggregate, have a Material Adverse Effect.

     SECTION 3.04. Permits; Seller Products;  Regulation. Except as set forth on
Schedule 3.04-1 of the Disclosure Schedule, the Seller is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders necessary for the Seller to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Permits"), and no suspension or cancellation of any of the Permits is pending or, to the knowledge of the Seller, threatened. Except as provided in Schedule 3.04-2, the Seller is not in conflict with, nor in default or violation of, (i) any Laws applicable to the Seller or by which any property or Acquired Assets of the Seller are bound or affected; (ii) any of the Permits; or (iii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Seller is a party or by which the Seller or any property or Acquired Assets of the Seller are bound or affected, except for any such conflicts, defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect.

     SECTION 3.05. SEC Filings; Financial Statements.

          (a) Except as set forth on Schedule 3.05 of the Disclosure Schedule, neither the execution, delivery or performance of this Agreement nor the consummation of any transaction provided for in the Agreement is prohibited by or requires Seller to obtain or make any consent, authorization, approval, registration, or filing under any statute, law, ordinance, regulation, rule, judgment, decree or order of any court or governmental agency, board, bureau, body, department or authority, or of any other person. The Seller is not required to file any form, report or other document with the SEC.


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                                       10


          (b) Except as and to the extent set forth on the consolidated balance sheet of the Seller as at May 15, 1999, including the notes thereto (the "Closing Balance Sheet"), the Seller does not have any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with generally accepted accounting principles, except for liabilities and obligations (i) incurred since May 15, 1999 which would not, individually or in the aggregate, have a Material Adverse Effect; and (ii) incurred pursuant to this Agreement.

     SECTION 3.06. Absence of Certain Changes or Events. Since May 15, 1999, except as contemplated by this Agreement or set forth in Schedule 3.06 of the Disclosure Schedule, the Seller has conducted the Purchased Business in the ordinary course and in a manner consistent with past practice and, since May 15, 1999, there has not been (a) any event or events having, individually or in the aggregate, a Material Adverse Effect on the Purchased Business or Acquired Assets, (b) any change by the Seller in its accounting methods, principles or practices, (c) any revaluation by the Seller of any Acquired Assets (including, without limitation, any writing down of the value of inventory or writing off of notes or accounts receivable), other than in the ordinary course of business consistent with past practice, (d) any entry by the Seller into any commitment or transaction material to the Seller, except in the ordinary course of business and consistent with past practice, (e) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Seller or any redemption, purchase or other acquisition of any of its securities, or (f) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any officers or key employees of the Seller, except in the ordinary course of business consistent with past practice. Without limiting the foregoing, since May 15, 1999 there has been no material damage to, or destruction of, or other material adverse change in the condition, capacity or operation of, the Acquired Assets.

     SECTION 3.07. Absence of Litigation. Except as listed and briefly described in Schedule 3.07-1, there is no claim, action, proceeding or investigation pending or, to the knowledge of the Seller, threatened against the Seller, its Subsidiaries, or any other business or individual controlling or controlled by the Seller ("Affiliate"), or any property or asset of the Seller or any Affiliate, before any court, arbitrator or Governmental Authority (as defined in Section 9.03), which (a) individually or in the aggregate, is reasonably likely to have a Material Adverse Effect, or (b) seeks to delay or prevent the consummation of the Acquisition and the other transactions contemplated hereby. Except as listed and briefly described in Schedule 3.07-2, as of the date hereof, neither the Seller nor any Affiliate nor any property or asset of the Seller or Affiliate is subject to any order, writ, judgment, injunction, decree, determination or award having, individually or in the aggregate, a Material Adverse Effect.

     SECTION 3.08. Employee Benefit Plans. Schedule 3.08 of the Disclosure Schedule lists (i) all the employee benefit plans, programs and arrangements maintained for the benefit of any current or former employee, officer or director of the Seller (the "Plans"); and (ii) all contracts and agreements relating to employment and all severance agreements, with any of the directors, officers or employees of the Seller (the "Employment Contracts"). Except as set forth on Schedule 3.08 of the Disclosure Schedule, Buyer has been furnished with a copy of each Plan, each material document prepared in connection with each Plan and each Employment Contract. Except as set forth in Schedule 3.08 of the Disclosure Schedule: (i) none of the Plans is a multiemployer plan within the meaning of Section 4001(a)(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); (ii) none of the Plans promises or provides retiree medical or life insurance benefits to any person except as required by Part 6 of Title I of ERISA, Section 4980B of the Code or similar state law relating to the continuation of health insurance coverage; (iii) each Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service that it is so qualified and nothing has occurred since the date of such letter to affect the qualified status of such Plan; (iv) none of the Plans promises or provides severance benefits or benefits contingent upon a change in ownership or control, within the meaning, of Section 280G of the Code; (v) to the knowledge of the Seller, each Plan has been operated in all material respects in accordance with its terms and the requirements of applicable law; (vi) none of the Plans is subject to Title IV of ERISA; (vii) the Seller has not incurred any direct or indirect liability under, arising out of, or by operation of Title IV of ERISA in connection with, the termination of, or withdrawal from, any Plan or other retirement plan or arrangement; and (viii) the Seller has not incurred any liability under, and has complied in all respects with, the Worker Adjustment Retraining Notification Act.

     SECTION 3.09. Labor Matters. The Seller is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Seller.

     SECTION 3.10. Real Property and Leases.

          (a) The Seller and its Subsidiaries each has sufficient title or leasehold interests to all its properties and Acquired Assets to conduct the Purchased Business as currently conducted or as contemplated to be conducted, with only such exceptions as, individually or in the aggregate, would not have a Material Adverse Effect.

         (b) All leases of real property leased for the use or benefit of the Seller or any of its Subsidiaries to which the Seller or such Subsidiary is a party requiring rental payments in excess of $10,000 during the period of the lease, and all amendments and modifications thereto are in full force and effect and have not been modified or amended, and there exists no default under any such lease by the Seller, nor any event which with notice or lapse of time or both would constitute a default thereunder by the Seller, which would, individually or in the aggregate, have a Material Adverse Effect.

     SECTION 3.11. Intellectual Property. "Intellectual Property" means all federal and state registrations and applications for common law rights to trademarks, service marks, trade names, registrations and applications for patents, inventions, registered or unregistered copyrights, trade secrets, know-how, customer and potential customer lists, and other proprietary rights and information used or held for use in connection with the Purchased Business and Acquired Assets of the Seller and of each Subsidiary as currently conducted, together with all applications currently pending for any of the foregoing. Except as (i) set forth in Schedule 3.11-1 of the Disclosure Schedule; or (ii) would not have, individually or in the aggregate, a Material Adverse Effect, the Seller owns or possesses all of the Intellectual Property, and, to the knowledge of the Seller, there is no assertion or claim (or basis therefor) challenging the validity of any Intellectual Property. The Seller is not party to any license or other agreement pursuant to which it has the right to use any Intellectual Property utilized in connection with any product of the Seller. Except as set forth on Schedule 3.11-2 of the Disclosure Schedule, there are no pending, or to the knowledge of the Seller, threatened, interferences, re-examinations, oppositions or nullifies involving any patents, patent rights or applications therefor of the Seller that, individually or in the aggregate, would have a Material Adverse Effect. To the Seller's knowledge, substantially all employees of the Seller have executed confidentiality and development assignment agreements in the forms previously delivered to the Buyer, each such assignment is listed and briefly described in Schedule 3.11-3. Except as set forth in Schedule 3.11-4 of the Disclosure Schedule, there are no notices received by the Seller from third parties regarding actual or potential infringements by the Seller's products or processes which, individually or in the aggregate, would have a Material Adverse Effect. To the knowledge of the Seller, except as disclosed in Schedule 3.11-5 of the Disclosure Schedule, there are no claims of infringements, pending or threatened, of any Intellectual Property. To the knowledge of the Seller, except as provided in Schedule 3.11-6 of the Disclosure Schedule, the Seller has not licensed or otherwise permitted the use by any third party of any Intellectual Property. Seller and Stockholder acknowledge that those representations and warranties set forth in the Software License Agreement entered into by and between Seller and Stockholder are included herein and incorporated by reference.

     SECTION 3.12. Taxes. Except as described in Schedule 3.12-1 of the Disclosure Schedule, (i) the Seller has filed all federal, state, local and foreign Tax returns and reports required to be filed by them and have paid or accrued all Taxes shown as due thereon and have paid all applicable ad valorem taxes as are due, other than (a) such payments as are being contested in good faith by appropriate proceedings, a description of which is provided in Schedule 3.12-2 and (b) such filings, accruals, payments or other occurrences that, individually or in the aggregate, would not have a Material Adverse Effect; (ii) neither the Internal Revenue Service (the "IRS") nor any other taxing authority or agency, domestic or foreign, is now asserting or, to the knowledge of the Seller, threatening to assert against the Seller any deficiency or claim for additional Taxes or interest thereon or penalties in connection therewith, which claims or deficiencies, individually or in the aggregate, would have a Material Adverse Effect; (iii) the Seller has not granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any federal, state, county, municipal or foreign income tax; (iv) the accruals and reserves for Taxes reflected in the Closing Balance Sheet and the most recent quarterly financial statements are adequate to cover all taxes accruable through the date thereof (including interest and penalties, if any, thereon) in accordance with generally accepted accounting, principles; (v) Seller has not withheld or collected and paid over to the appropriate Governmental authorities or are properly holding for such payment all Taxes required by law to be withheld or collected, except for such failures to have so withheld or collected and paid over or to be so holding for payment which would not, individually or in the aggregate, have a Material Adverse Effect; and (vii) there are no material liens for Taxes upon the assets of the Seller, other than liens for Taxes that are being contested in good faith by appropriate proceedings described in Schedule 3.12-2.

     SECTION 3.13. Environmental Matters.

          (a) For purposes of this Agreement, the following terms shall have the following meaning: (i) "Hazardous Substances" means (A) those substances defined in or regulated under the following U.S. federal statutes and their state or foreign counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Toxic Substances Control Act, the Marine
     Protection, Research and Sanctuaries Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act;
     (B) petroleum and petroleum products including crude oil and any fractions thereof, (C) natural gas, synthetic gas, and any mixtures thereof, (D) radon; (E) asbestos; (F) any other pollutant or contaminant; and (G) any substance with respect to which a federal, state or local agency requires environmental investigation, monitoring, reporting, or remediation; and
     (ii) "Environmental Laws" means any U.S. or foreign federal, state or local law relating to (A) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances; (B) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (C) otherwise relating to pollution of the environment or the protection of human health.

          (b) Except as described in Schedule 3.13 of the Disclosure Schedule (which description shall include an estimate of the Seller's potential financial liability with respect to each matter so described) or as would not, individually or in the aggregate, have a Material Adverse Effect: (i) the Seller has not violated and is not in violation of any Environmental Law;

               (ii) there  has  been  no  contamination,   disposal,   spilling,
                    dumping, incineration, discharge, storage, treatment or handling of any Hazardous Substance, on or from any of the properties owned or leased by the Seller (including, without limitation, soils and surface and ground waters); (iii) to the knowledge of the Seller, the Seller is not liable for any offsite contamination; (iv) the Seller is not liable under any Environmental Law; (v) to the knowledge of the Seller, the Seller has all permits, licenses and other authorizations required under any Environmental Law
                    ("Environmental Permits"); (vi) to the knowledge of the Seller, the Seller has been and is in compliance with its Environmental Permits; and (vii) there are no pending, or, to the knowledge of the Seller, threatened claims against the Seller or any Subsidiary relating to any Environmental Law or Hazardous Substance.

     SECTION 3.14. Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Seller Common Stock is the only vote of the holders of any class or series of capital stock of the Seller necessary to approve the Acquisition.

     SECTION 3.15. Brokers. No broker, finder or investment banker (other than Seller's Financial Advisors) is entitled to any brokerage, finder's or other fee or commission in connection with the Acquisition based upon arrangements made by or on behalf of the Seller. The Seller has heretofore furnished to Buyer a complete and correct copy of all agreements between the Seller and Seller's Financial Advisors pursuant to which such firm(s) would be entitled to any payment relating to the Acquisition.

                                   ARTICLE IV

                     Representations and Warranties of Buyer


     Buyer hereby represents and warrants to the Seller that:

     SECTION 4.01. Organization and Qualification; Subsidiaries. Buyer is a Corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power and authority would not, individually or in the aggregate, have a Material Adverse Effect. Buyer is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in such jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing, that would not, individually or in the aggregate, have a Material Adverse Effect.

     SECTION 4.02. Certificate of Incorporation and By-Laws. Buyer has heretofore furnished to the Seller a complete and correct copy of the Certificate of Incorporation and the By-laws, each as amended to date, of Buyer. Such Certificates of Incorporation and By-laws are in full force and effect. Buyer is not in violation of any provision of its Certificate of Incorporation or By-laws.

     SECTION 4.03. Authority Relative to this Agreement. Buyer has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Acquisition and the other transactions contemplated hereby. The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the Acquisition have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement or to consummate the Acquisition. This Agreement has been duly and validly executed and delivered by Buyer and, assuming the due authorization, execution and delivery by the Seller, constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms.


     SECTION 4.04. No Conflict; Required Filings and Consents.

          (a) The execution and delivery of this Agreement by Buyer does not, and the performance of this Agreement by Buyer will not, (i) conflict with or violate the Certificate of Incorporation or By-laws of Buyer; (ii) conflict with or violate any Law applicable to Buyer or by which any property or asset of Buyer is bound or affected, except for such conflicts or violations which would not individually or in the aggregate, have a Material Adverse Effect; or (iii) except as specified in Schedule 4.04(a)(iii) of the Disclosure Schedule, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Buyer pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Buyer is a party or by which Buyer or any property or asset of Buyer is bound or affected, except for any such breaches, defaults or other occurrences which would not, individually or in the aggregate, have a Material Adverse Effect.

          (b) The execution and delivery of this Agreement by Buyer does not, and the performance of this Agreement by Buyer will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental or regulatory authority, domestic, foreign or supranational, except (i) for applicable requirements, if any, of the Exchange Act, the Securities Act, Blue Sky Laws and state takeover laws, the Hart-Scott-Rodino Act, filing and recordation of appropriate merger documents as required by Florida Law and Delaware Law, respectively; (ii) as specified in Schedule 4.04(b) of the Disclosure Schedule; and (iii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Acquisition, and would not, individually or in the aggregate, have a Material Adverse Effect.

     SECTION 4.05. SEC Filings; Financial Statements.

          (a) Except as set forth on Schedule 4.05 of the Disclosure Schedule, neither the execution, delivery or performance of this Agreement nor the consummation of any transaction provided for in the Agreement is prohibited by or requires Buyer to obtain or make any consent, authorization, approval, registration, or filing under any statute, law, ordinance, regulation, rule, judgment, decree or order of any court or governmental agency, board, bureau, body, department or authority, or of any other person. Buyer is not required to file any form, report or other document with the SEC.

          (b) Except as and to the extent set forth on the consolidated balance sheet of the Buyer as at_______________, including the notes thereto (the "Buyer Balance Sheet"), the Buyer does not have any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with generally accepted accounting principles, except for liabilities and obligations (i) incurred since _____________ which would not, individually or in the aggregate, have a Material Adverse Effect; and (ii) incurred pursuant to this Agreement.

     SECTION 4.06. Absence of Certain Changes or Events. Since _________________, except as contemplated by this Agreement, or as set forth in
Schedule 4.06 of the Disclosure Schedule, Buyer and its consolidated subsidiaries have conducted their businesses in the ordinary course and in a manner consistent with past practice and, since __________________, there has not been (a) any event or events having, individually or in the aggregate, a Material Adverse Effect, (b) any change by Buyer in its accounting methods, principles or practices, (c) any revaluation by Buyer of any asset (including, without limitation, any writing down of the value of inventory or writing off of notes or accounts receivable), other than in the ordinary course of business consistent with past practice, (d) any entry by Buyer into any commitment or transaction material to Buyer, except in the ordinary course of business and consistent with past practice, or (e) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of Buyer or any redemption, purchase or other acquisition of any of its securities.

     SECTION 4.07. Absence of Litigation. Except as disclosed in Section 4.07 of the Disclosure Schedule, there is no claim, action, proceeding or investigation pending or, to the knowledge of the Buyer, threatened against the Buyer, or any property or asset of the Buyer, before any court, arbitrator or Governmental Authority (as defined in Section 9.03), which (a) individually or in the aggregate, is reasonably likely to have a Material Adverse Effect, or (b) seeks to delay or prevent the consummation of the Acquisition and the other transactions contemplated hereby. As of the date hereof, neither the Buyer nor any property or asset of the Buyer is subject to any order, writ, judgment, injunction, decree, determination or award having, individually or in the aggregate, a Material Adverse Effect.

     SECTION 4.9. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Acquisition based upon arrangements made by or on behalf of Buyer.


                                    ARTICLE V

                   CONDUCT OF BUSINESS PENDING THE ACQUISITION

     SECTION 5.01. Conduct of Purchased Business by the Seller Pending the Acquisition. The Seller covenants and agrees that, between the date of this Agreement and the earlier of the termination of this Agreement or the Closing Date, unless Buyer shall otherwise agree in writing, the businesses of the Seller shall be conducted only in, and the Seller shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and the Seller shall use commercially reasonable efforts to preserve substantially intact its business organization, to keep available the services of the current officers, employees and consultants of the Seller and to preserve the current relationships of the Seller with customers, suppliers and other persons with which the Seller has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement or as set forth in Schedule 5.01 of the Disclosure Schedule, the Seller shall not, between the date of this Agreement and the earlier of the termination of this Agreement or the Closing Date, directly or indirectly do, or propose to do, any of the following without the prior written consent of Buyer:

          (a) amend or otherwise change the Seller's Articles of Incorporation or By-laws or equivalent organizational documents;

          (b) issue, sell, pledge, dispose of, grant, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of any assets of the Seller, except for sales in the ordinary course of business and in a manner consistent with past practice;

          (c)   declare,   set  aside,   make  or  pay  any  dividend  or  other
     distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

          (d) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, other business organization or any division thereof or any material amount of assets; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except in the ordinary course of business and consistent with past practice; (iii) enter into any contract or agreement material to the business, results of operations or financial condition of the Seller, other than in the ordinary course of business, consistent with past practice; (iv) authorize any single capital expenditure which is in excess of $10,000 or capital expenditures which are, in the aggregate, in excess of $25,000 for the Seller taken as a whole; or (v) enter into or amend in any material respect any contract, agreement, commitment or arrangement with respect to any matter set forth in this subsection (d);

          (e) increase (except in the ordinary course of business and consistent with past practice) the compensation payable or to become payable to its officers or employees generally, or grant any bonus, severance or termination pay to, or enter into any employment or severance agreement with any director, officer or other employee of the Seller, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

          (g) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable); or

          (h) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the Closing Balance Sheet, or subsequently incurred in the ordinary course of business and consistent with past practice.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

     SECTION 6.01. Appropriate Action; Consents; Filings.

          (a) The Seller and Buyer shall use commercially  reasonable efforts to
     (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Acquisition as promptly as practicable; (ii) obtain in a timely manner from any Governmental Authorities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Buyer or the Seller or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Acquisition and the other transactions contemplated hereby; and (iii) as promptly as practicable make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Acquisition required under any applicable Law; provided that Buyer and the Seller shall cooperate with each other in connection with the making of all filings, including providing copies of all such documents to non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. The Seller and Buyer shall furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law in connection with the transactions contemplated by this Agreement.

          (b) (i) Each of Buyer and the Seller shall give (or shall cause its respective subsidiaries to give) any notices to third parties, and use, and cause its respective subsidiaries to use, their reasonable best efforts to obtain any third party consents, (A) necessary, proper or advisable to consummate the transactions contemplated in this Agreement, (B) disclosed or required to be disclosed in the Disclosure Schedule or (C) required to prevent a Material Adverse Effect from occurring prior to or after the Closing Date.

               (ii) In the event that either  Buyer or the Seller  shall fail to obtain  any third  party  consent  described  in  subsection
                    (b)(i) above, it shall use its reasonable best efforts, and shall take any such actions reasonably requested by the other party, to minimize any adverse effect upon the Seller and Buyer, their respective subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Closing Date, from the failure to obtain such consent.

          (c) Each party shall promptly notify the other party in writing of any pending or, to the knowledge of the first party, threatened action, proceeding or investigation by any Governmental Authority or any other person (i) challenging or seeking, material damages in connection with the Acquisition; or (ii) seeking to restrain or prohibit the consummation of the Acquisition or otherwise limit the right of Buyer or, to the knowledge of such first party, Buyer's subsidiaries to own or operate all or any portion of the businesses or Acquired Assets of the Seller or its subsidiaries, which in either case is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect prior to or after the Closing Date.

     SECTION 6.02. Access to Information; Confidentiality.

          (a) Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which such party is subject (from which such party shall use commercially reasonable efforts to be released), Buyer and the Seller will each provide to the other (and their respective representatives) reasonable access, to the extent appropriate with regard to each of Buyer and Seller's relative size, to all information and documents which the other may reasonably request regarding the business, assets, liabilities, employees and other aspects of the other, other than information and documents that in the opinion of such other party's counsel may not be disclosed under applicable law. Each party shall keep such information confidential in accordance with Section 6.07 hereof and such obligations shall survive the Closing Date or any termination of this Agreement.

          (b) No investigation pursuant to this Section 6.02 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the Parties hereto.

     SECTION 6.03. No Solicitation of Competing Transactions. The Seller shall not, directly or indirectly, through any officer, director, agent or otherwise, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or take any other action to facilitate knowingly, any inquiries about or making of any proposal that the Seller enter into any Competing Transaction (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any person to take any such action on, and the Seller shall notify Buyer orally (within one business day) and in writing (as promptly as practicable) after receipt by any officer or director of the Seller or any subsidiary or any investment banker, financial advisor or attorney retained by the Seller or any subsidiary, of any inquiry concerning, or proposal for, a Competing Transaction. For purposes of this Agreement,
"Competing Transaction" shall mean: (i) any merger, consolidation, share exchange, business combination, or other similar transaction involving the Seller or any Subsidiary; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 15% or more of the assets of the Seller and the subsidiaries, taken as a whole, in a single transaction or series of transactions;

     SECTION 6.04. Directors' and Officers' Indemnification and Insurance.

          (a) After the Closing Date, the Buyer shall, to the fullest extent permitted under applicable law or under the Buyer's, as the case may be, Articles of Incorporation or Bylaws, indemnify and hold harmless, each present and former employee of the Seller or any of its subsidiaries (each a "Potential Indemnified Party") against any reasonable costs or expenses


     (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (collectively, "Losses"), arising out of or pertaining to any action or omission by such party within the scope of such employee's official capacity with the Seller occurring at or prior to the Closing Date (including without limitation, the transactions contemplated by this Agreement) for a period of three years after the date hereof, provided, however, that the Buyer shall not be required to indemnify or hold harmless any Potential Indemnified Party (i) for any Losses arising out of or pertaining to any acts or omissions of such Potential Indemnified Party determined in any judicial proceeding to be intentional misconduct or a knowing violation of law, or with respect to which it is determined in any judicial proceeding that such Potential Indemnified Party personally received a benefit in money, property or services to which such Potential Indemnified Party is not legally entitled; (ii) to the extent that the Buyer determines in good faith that it would not indemnify or hold harmless any similarly situated employee of the Buyer or any of its wholly-owned subsidiaries under similar circumstances; or (iii) to the extent that the Buyer reasonably determines that the Potential Indemnified Party did not reasonably believe that the action or omission in question was in the Buyer's best interest. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Closing
     Date), (A) the Buyer shall be permitted to select counsel of its choosing to conduct the defense of such claim, action, suit, proceeding or investigation, (B) after the Closing Date, the Buyer shall pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received unless the Buyer determines that one or more of the circumstances described in any of (i) through (iii) of the previous sentence is present, and (C) the Buyer will cooperate in the defense of any such matter.

          (d) The Buyer shall use commercially reasonable efforts to maintain in effect for three years from the Closing Date, if available, (i) directors' and officers' liability insurance in the amount of $1,000,000.00 covering those persons who are currently covered by the Seller's directors' and officers' liability insurance policy on terms comparable to those applicable to the then current directors and officers of Buyer; or (ii) the current directors' and officers' liability insurance policies maintained by the Seller with respect to matters occurring prior to the Closing Date; provided, however, that in no event shall the Buyer be required to expend pursuant to this Section 6.04 more than an amount per year equal to 200% of current annual premiums paid by the Seller for such insurance (which premiums the Seller represents and warrants to be $______________ in the aggregate).

          (e) This Section 6.04 shall survive the consummation of the Acquisition at the Closing Date, is intended to benefit the Seller, the Buyer and the present and former directors and officers of the Seller (the "Indemnified Parties"), shall be binding, jointly and severally, on all successors and assigns of the Buyer, and shall be enforceable by the Indemnified Parties.

     SECTION 6.05. Notification of Certain Matters. Each party hereto shall promptly notify the other party hereto by written update to its Disclosure Schedule of (a) the occurrence, or nonoccurrence, of any event the occurrence, or nonoccurrence of which would be likely to cause (i) any representation or warranty made in this Agreement by such party, or any information furnished on any Schedule in the Disclosure Schedule by such disclosing party, to be inaccurate either at the time such representation or warranty is made, or such information is furnished, or at the time of the occurrence or non-occurrence of such event; or (ii) any failure by such party to comply with or satisfy any condition to the obligations of such party to effect the Acquisition and the other transactions contemplated by this Agreement, or (b) the failure of the Seller or Buyer, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would be likely to result in any condition to the obligations of any party to effect the Acquisition and the other transactions contemplated by this Agreement not to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 6.05 shall not be deemed to be an amendment of this Agreement or any Schedule in the Disclosure Schedule and shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement. No delivery of any notice pursuant to this
Section 6.05 shall limit or affect the remedies available hereunder to the party receiving such notice, including the rights of Buyer under Section 7.02(a) and those of the Seller under Section 7.03(a) in the event that a representation or warranty made by the Seller or Buyer herein shall not be true and correct (giving effect to any standards of materiality set forth in such sections) as of the Closing Date.

     SECTION 6.06. Announcements. Buyer and the Seller shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Acquisition and related transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Law The parties will agree on the text of a joint press release by which Buyer and the Seller will announce the execution of this Agreement.

     SECTION 6.07. Confidentiality. At all times from and after the Closing Date, the Seller and the Stockholder shall keep secret and maintain in strictest confidence and shall not use for its benefit or for the benefit of any third party any confidential or proprietary information i) disclosed by Buyer during the period of negotiations for this Agreement and after the Closing

Date, or ii) relating to the Purchased Business, including, without limitation, all Intellectual Property and files and records, other than any of such information that is in the public domain prior to the date of this Agreement or thereafter comes into the public domain (unless any of such information is in or becomes in the public domain in whole or in part due to action or inaction of the Seller or the Stockholder in violation of this Agreement). The foregoing shall not prohibit use of such information as is required by applicable law, or as is necessary to prepare Tax Returns or other filings with governmental authorities for the period (including all prior taxable years) ending on and including the Closing Date, or to assert or protect any rights of the Seller and the Stockholder under this Agreement, provided that the Buyer is given notice and an adequate opportunity to contest such disclosure or to use any means available to minimize such disclosure.

     SECTION 6.08. Shared Services. Stockholder and Seller hereby agree to provide "shared services" to Buyer for a period of 90 days following the Closing Date in order to facilitate the transfer of Acquired Assets and Assumed Liabilities pursuant to this Agreement. Buyer agrees to pay for any agreed upon expenses incurred by Stockholder at Stockholder's reasonable cost for such services, to be payable by Buyer upon 30 days of Stockholder's invoicing of such expenses to Buyer.

     SECTION 6.09. Stockholder Promissory Notes. Buyer agrees that, upon Closing, the obligations of repayment by Stockholder and Seller under certain Promissory Notes provided by Stockholder and Seller to Buyer dated April 2, 1999 and May 14, 1999, respectively, shall be null and void.

                                   ARTICLE VII

                          CONDITIONS TO THE ACQUISITION

     SECTION 7.01. Conditions to the Obligations of Each Party. The obligations of the Seller and Buyer to consummate the Acquisition are subject to the satisfaction of the following conditions:

          (a) this Agreement and the Acquisition contemplated hereby shall have been approved and adopted by the affirmative vote of the shareholders of the Seller in accordance with Florida Law and the Seller's Articles of Incorporation;

          (b) all actions by or in respect of, or filings with, any Governmental Authority required to permit the consummation of the Acquisition shall have been obtained (other than those actions or filings which, if not obtained or made prior to the consummation of the Acquisition, would not have, individually or in the aggregate, a Material Adverse Effect prior to or after the Closing Date or be reasonably likely to subject the Seller Buyer or any of their respective subsidiaries or any of their respective officers or directors to substantial penalties or criminal liability);

     SECTION 7.02. Conditions to the Obligations of Buyer. The obligations of Buyer to consummate the Acquisition are subject to the satisfaction of the following, further conditions:

          (a) (i) the Seller shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date; (ii) each of the representations and warranties of the Seller contained in this Agreement which is qualified as to materiality shall be true and correct and each such representation and warranty that is not so qualified shall be true and correct in all material respects, in each case as of the Closing Date as if made at and as of such time, except
     (A) for changes permitted by this Agreement, and (B) that the representations and warranties made by the Seller in Section 3.03 which address matters only as of a particular date shall remain true and correct as of such date; and (iii) Buyer shall have received a certificate signed by an executive officer of the Seller to the foregoing, effect;

          (b) Buyer shall have received from Holland & Knight, L.L.P., counsel to the Seller, a legal opinion, substantially in the form of Exhibit D;

          (c) the Seller shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the Acquisition under all notes, bonds, mortgages, indentures, contracts, agreements, leases, licenses, permits, franchises and other instruments or obligations to which it or any of its subsidiaries is a party, except those for which failure to obtain such consents and approvals would not have a Material Adverse Effect prior to or after the Closing Date;

          (d) no order, stay, decree, judgment or injunction shall have been entered, issued or enforced by any Governmental Authority or court of competent jurisdiction which prohibits consummation of the Acquisition, and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Acquisition, which makes the consummation of the Acquisition illegal or substantially deprives the Buyer of any of the anticipated benefits of the Acquisition or the related transactions.

     SECTION 7.03. Conditions to the Obligations of the Seller. The obligations of the Seller to consummate the Acquisition are subject to the satisfaction of the following further conditions:

          (a) (i) Buyer shall have performed in all material respects all of their respective obligations hereunder required to be performed by them at or prior to the Closing Date; (ii) the representations and warranties of Buyer contained in this Agreement and any certificate or other writing delivered by Buyer pursuant hereto which is qualified as to materiality shall be true and correct and each such representation and warranty that is not so qualified shall be true and correct in all material respects, in each case as of the date hereof and at and as of the Closing Date as if made at and as of such time, except (A) for changes permitted by this Agreement, and (B) that the representations and warranties made by the Buyer in Article IV which address matters only as of a particular date shall remain true and correct as of such date; and (iii) the Seller shall have received a certificate signed by an executive officer of Buyer to the foregoing effect;

          (b) the Seller shall have received from Ricklefs & Company, P.C., counsel to Buyer, a legal opinion, substantially in the form of Exhibit E;

          (c) Buyer shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the Acquisition under all notes, bonds, mortgages, indentures, contracts, agreements, leases, licenses, permits, franchises and other instruments or obligations to which it or any of its subsidiaries is a party, except those for which failure to obtain such consents and approvals would not have a Material Adverse Effect after the Closing Date;

          (d) No order, stay, decree, judgment or injunction shall have been entered, issued or enforced by any Governmental Authority court of competent jurisdiction which prohibits consummation of the Acquisition, and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Acquisition, which makes the consummation of the Acquisition illegal, provided, however, that with respect to any court order, stay, decree, judgment or injunction issued by or at the behest of any Governmental Antitrust Authority, the Seller shall have performed its obligations under Sections 6.01(a) and (b), subject to the terms of Section 6.01(c);

          (e) Buyer shall have paid, settled or otherwise satisfied the obligations of Seller pursuant to a certain note provided by Seller to Ella Kedan, along with 245,000 of Seller Warrants, dated May 13, 1998, issued pursuant thereto (collectively the "Kedan Obligation"). Buyer shall have provided Stockholder and Seller with assurances of the satisfaction, or an assumption and release of Stockholder and Seller from the Kedan Obligation;

          (f) Buyer shall have obtained a guaranty of payment from On Lake Investments, LLC ("On Lake") in the form and upon the terms and conditions of the Guaranty attached hereto as Exhibit F, for the LincCapital Obligation (the "On Lake Guaranty"). On Lake's obligation under the On Lake Guaranty shall be limited to repayment of the LincCapital Obligation to LincCapital only in the event LincCapital seeks repayment of the obligation from Stockholder as a result of Buyer's default under the terms of the LincCapital Obligation. The On Lake Guaranty shall be secured by a security interest in the State of Connecticut contract subordinate to Linc Capital.

          (g) Seller shall grant to Stockholder a license to use MedServ and E-MAR software in connection with alternate care facilities, upon the terms and conditions provided in the Software License Agreement attached hereto as Exhibit G.

          (h) Pursuant to Section 1.04 (a)(vi), Buyer shall have placed in escrow an amount equal to the Employee Claims and the Employee Payables, to the extent and amount and only to the extent and amount such Employee Claims and Employee Payables are reflected on the Closing Balance Sheet (the "Escrowed Funds"), to be held in accordance with the terms of the Escrow Agreement in the form attached hereto as Exhibit H. The Escrowed Funds shall be Buyer's sole liability or obligation for Employee Claims and for accrued and owed Employee Payables. Buyer has no further obligation or liability for the Employee Claims or for any other accrued employee or contractor claims in excess of the Escrowed Funds. To the extent that Seller and Stockholder are released by an employee from liability and obligation for any Employee Claims or Employee Payables pursuant to the General Release attached as Exhibit A to the Escrow Agreement and such employee further agrees with Buyer to an alternative form or method of payment therefor, all Escrow Funds allocated for such Employee Claims and Employee Payables shall be released and paid forthwith to Buyer. Any amounts of the Escrow Fund remaining in escrow after the expiration of 90 days from the Closing Date or, if after such time there are any outstanding claims or disputed amounts for such Employee Claims or Employee Payables, after the settlement, dismissal or final judgment of each such dispute, shall be returned to Buyer, along with all accrued interest thereon.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER


     SECTION  8.01.  Termination.  This  Agreement  may be  terminated  and  the
Acquisition   may  be  abandoned  at  any  time  prior  to  the  Closing   Date,
notwithstanding, any requisite approval

and adoption of this Agreement and the transactions contemplated hereby by the shareholders of the Seller:

          (a) by mutual written consent duly authorized by the Boards of Directors of each of Buyer and the Seller; or

          (b) by either Buyer or the Seller if either (1) the Closing Date shall not have occurred on or before May 30, 1999, provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing Date to occur on or before such date, (ii) there shall be any Law that makes consummation of the Acquisition illegal or otherwise prohibited or if any court of competent jurisdiction or Governmental Authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Acquisition and such order, decree, ruling or other action shall have become final and nonappealable; provided that the party seeking to terminate this Agreement pursuant to this subsection (b)(ii) shall have complied with its obligations under Sections 6.01(a) and (b) of this Agreement, subject to the terms of Section 6.01(c); or

          (c) by the Seller, in the event of a material breach by Buyer of any representation, warranty or agreement contained herein which has not been cured or is not curable within 45 days of notice (or such later date as provided in subparagraph (b) above); or

          (d) by Buyer, in the event of a material breach by the Seller or any subsidiary of any representation, warranty or agreement contained herein which has not been cured or is not curable within 45 days of notice (or such later date as provided in subparagraph (b) above).

     SECTION 8.02. Effect of Termination. Except as provided in Section 9.01 and Sections 6.02 and 6.07, in the event of the termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Buyer or the Seller or any of their respective officers or directors and all rights and obligations of any party hereto shall cease, subject to the sole and exclusive remedies of the parties set forth in Section 8.03.

     SECTION 8.03. Expenses. As used herein, "Expenses" means all reasonable and documented out-of-pocket expenses and fees incurred by Buyer, on the one hand, or the Seller, on the other hand, prior to the termination of this Agreement (including, without limitation, all fees and expenses of counsel, financial advisors, accountants, environmental and other experts and consultants to Buyer or the Seller, and their affiliates, as the case may be) actually incurred or accrued by them or on their behalf in connection with the Acquisition, and actually incurred or accrued by any of the foregoing persons and assumed by Buyer or the Seller or their affiliates, as the case may be, in connection with the negotiation, preparation, execution, performance and termination of this Agreement, the structuring of the Acquisition and any agreements relating thereto. Except as set forth in this Section 8.03, all costs and expenses incurred in connection with this Agreement and the Acquisition shall be paid by the party incurring such expenses, whether or not the Acquisition is consummated.

     SECTION 8.04. Amendment. This Agreement may be amended by an instrument in writing signed by the parties hereto.

     SECTION 8.05. Waiver. At any time prior to the Closing Date, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and
(c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.


                                   ARTICLE IX

                               General Provisions

     SECTION 9.01. Non-Survival of Representations Warranties and Agreements. The representations, warranties and agreements in this Agreement and any certificate delivered pursuant hereto by any person shall terminate at the Closing Date or upon the termination of this Agreement pursuant to Section 8.01, as the case may be, except that the agreements set forth in Articles III, VI, and VII shall survive the Closing Date for a period of one year, provided however, those representations, warranties and agreements provided in Sections 3.12, 6.02, and 6.07 shall survive indefinitely or until the earlier expiration of any applicable statute of limitations,.

     SECTION 9.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, facsimile, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

         if to Buyer:

         AIMCare, Inc.
         670 North Commercial Street
         Manchester, New Hampshire  03101
         Facsimile: (603) 647-8476
         Attn:  R. Bruce Wilson

         with a copy to:

         Donald P. Ricklefs, Esq.
         Ricklefs & Company, P.C.
         Three Center Plaza, Suite 420
         Boston, Massachusetts  02108
         Facsimile: (617) 722-0223

         if to the Seller:

         LifeServ Technologies, Inc.
         12910 Automobile Boulevard
         Clearwater, Florida  33762
         Facsimile: (727) 573-1100
         Attn: Todd Siegel

         with a copy to:

         Holland & Knight, L.L.P.
         P.O. Box 1288
         Tampa, Florida  33601-1288
         Facsimile: (813) 229-0134
         Attn:  Robert J. Grammig, Esq.

     SECTION 9.03. Certain Definitions. For purposes of this Agreement, the term:

          (a) "affiliate" of a specified person means a person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such specified person;

          (b) "beneficial owner" with respect to any shares means a person who shall be deemed to be the beneficial owner of such shares (i) which such person or any of its affiliates or associates beneficially owns, directly or indirectly; (ii) which such person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding; or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates or any person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting, or disposing, of any such shares;

          (c) "business day" means any day on which banks are not required or authorized to close in the City of Boston, Massachusetts;

          (d) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise;

         (e) "Governmental Authority" means any United States (federal, state or local) or foreign government, or governmental, regulatory or administrative authority, agency or commission;

          (f) "person" means an individual, corporation, partnership, limited partnership, syndicate, person, trust, association or entity or government, political subdivision, agency or instrumentality of a Government; and

          (g) "subsidiary" or "subsidiaries" of any person means any corporation, partnership, joint venture or other legal entity of which such person (either above or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

          (h) "Tax" means any federal, state, local, or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, intangibles, social security, unemployment, disability, payroll, license, employee, or other tax or levy, of any kind whatsoever, including any interest, penalties, or additions to tax in respect of the foregoing.

     SECTION 9.04. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Acquisition is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Acquisition be consummated as originally contemplated to the fullest extent possible.

     SECTION 9.05. Entire Agreement; Assignment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise, except that Buyer may assign all or any of their rights and obligations hereunder to any affiliate of Buyer provided that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

     SECTION 9.06. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     SECTION 9.07. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

     SECTION 9.08. Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of Delaware applicable to contracts executed in and to be performed in that State.

     SECTION 9.09. Arbitration; Consent to Jurisdiction.

          (a) ANY DISPUTE ARISING UNDER OR IN ANY WAY RELATED TO THIS AGREEMENT OR TO THE ACQUISITION OF THE PURCHASED BUSINESS BY BUYER SHALL BE SETTLED BY BINDING ARBITRATION TO BE HELD IN WILMINGTON, DELAWARE, PURSUANT TO THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION.

          (b) EACH OF BUYER, THE SELLER AND STOCKHOLDER IRREVOCABLY CONSENTS TO THE SERVICE OF THE SUMMON AND COMPLAINT AND ANY OTHER PROCESS IN ANY OTHER ACTION OR PROCEEDING RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, ON BEHALF OF ITSELF OR ITS PROPERTY, BY THE PERSONAL DELIVERY OF COPIES OF SUCH PROCESS TO SUCH PARTY. NOTHING IN THIS SECTION 9.09 SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

     SECTION  9.10.  Headings.   The  descriptive  headings  contained  in  this
Agreement are included for convenience of reference only and shall not affect in any way the meaning, or interpretation of this Agreement.

     SECTION 9.11. Counterparts. This Agreement maybe executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     SECTION 9.12. Waiver of Jury Trial. Each of Buyer, the Seller and Stockholder hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of Buyer, the Seller or Stockholder in the negotiation, administration, performance and enforcement thereof.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]



     IN WITNESS WHEREOF, the Buyer, the Seller and Stockholder have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


AIMCare, Inc.                                   Attest:


-------------------------------                 -------------------------------
By:      R. Bruce Wilson                        By:
Title:   President                              Title:



LifeServ Technologies, Inc.                     Attest:


-----------------------------                   -------------------------------
By:      Todd Siegel                            By:
Title:   Secretary                              Title:

Medical Technology Systems, Inc.                Attest:


-------------------------------                 -------------------------------
By:      Todd Siegel                            By:
Title:   Chairman of the Board of Directors     Title: